EXHIBIT 1.01

SECOND AMENDED AND RESTATED
SELLING AGREEMENT

RJO GLOBAL TRUST
(A DELAWARE BUSINESS TRUST)

Dated as of November 5, 2008

RJO GLOBAL TRUST
(A DELAWARE BUSINESS TRUST)

(SUBSCRIPTION PRICE:
NET ASSET VALUE PER UNIT)

SECOND AMENDED AND RESTATED SELLING AGREEMENT

as of November 5, 2008

R.J. O’Brien Securities LLC
222 S Riverside Plaza Suite 900
Chicago, IL 60606

Dear Sirs:

This Second Amended and Restated Selling Agreement the (the “Agreement”) amends and restates, in its entirety, that certain Selling Agreement dated as of October 2, 2007, as amended and restated on November 16, 2007, by and among the Trust, the Managing Owner and the Lead Selling Agent (as defined below).  R.J. O’Brien Fund Management, LLC, a Delaware limited liability company (referred to herein in its corporate capacity and as managing owner. “RJOFM” or “Managing Owner”, became the managing owner to the RJO Global Trust (formerly known as the JWH Global Trust) (the “Trust”) on March 30, 2006.  The Trust was formed pursuant to the Business Trust Act (12 DEL. C. Section 3801 et seq.) of the State of Delaware on November 12, 1996 for the purpose of engaging in speculative trading of futures contracts on currencies, interest rates, energy, and agricultural products, metals and stock indices, options on such futures contracts, and spot and forward contracts on currencies and precious metals.

The beneficial units in the Trust (the “Units”) are offered in one series and may be offered in additional series in the future.  The Units are offered in two classes and may be offered in additional classes in the future.  The assets of the Trust will be allocated to one or more trading advisors (each a “Trading Advisor” and collectively the “Trading Advisors”).  Each Trading advisor is registered with the Commodities Futures Trading Commission (the “CFTC”) as a Commodity Trading Advisor, or exempt from such registration, under the Commodity Exchange Act, as amended (the “CEAct”), and is a member of the National Futures Association (the “NFA”) in such capacity.

R.J. O’Brien Securities LLC, a limited liability company formed under the laws of the State of Delaware, will act as the lead selling agent for the Trust (the “Lead Selling Agent”) pursuant to this Agreement. Other selling agents (each an ‘‘Additional Selling Agent” and collectively, the “Additional Selling Agents”) may be selected by the Lead Selling Agent with the consent of the Managing Owner, in accordance with the terms of this Agreement, and the Additional Selling Agent agreement (the “Additional Selling Agent Agreement”).

SECTION 1.	REPRESENTATIONS AND WARRANTIES OF THE MANAGING OWNER AND THE TRUST

Each of the Managing Owner and the Trust severally as applicable to itself (and in the case of RJOFM as applicable to the Trust) represents and warrants as of the date hereof to, the Lead Selling Agent, as follows:

(a)
CIS Investments, Inc. and Refco Commodity Management Inc. (the “Prior Managing Owners”) preceded the Managing Owner as managing owner to the Trust and, as such, the Managing Owner makes no representations as to (a)(i)-(xiii), below. The Prior Managing Owners are believed to have filed with respect to (a)(i)-(xiii) and the Managing Owner with respect to (a)(xiv)–(xvi) has filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated by the SEC thereunder (the “SEC Regulations”):

(i)
on August 19, 1997, relating to the registration of $75,000,000 in units in the Trust (together, with all subsequently registered units, the “Units), as amended by Amendment No. I thereto filed on September 24, 1997 relating to the registration of an additional $80,000,000 in Units, which registrations of $155,000,000 in Units were declared effective by the SEC on September 24,1997 (SEC File No. 333-33937) (the “1997 Registration”);

(ii)	on June 5, 1998, Post-Effective Amendment No. 1 to the 1997 Registration on Form S- I was filed with the SEC and declared effective by the SEC shortly thereafter;

(iii)	on March 9, 1999, Post-Effective Amendment No. 2 to the 1997 Registration on Form 5-1 was filed with the SEC and declared effective by the SEC on March 31, 1999;

(iv)	on November 29, 1999, Post-Effective Amendment No. 3 to the 1997 Registration on Form S-1 was filed with the SEC and declared effective by the SEC on January 3, 2000;

(v)	on September 18, 2000, Post-Effective Amendment No. 4 to the 1997 Registration on Form S-1 was filed with the SEC and declared effective by the SEC shortly thereafter;

(vi)	on May 29, 2001, Post-Effective Amendment No. 5 to the 1997 Registration on Form S-1 was filed with the SEC; and declared effective by the SEC on July 3, 2001;

(vii)	on March 12, 2002, Post-Effective Amendment No. 6 to the 1997 Registration on Form S-1 was filed with the SEC and declared effective by the SEC shortly thereafter;

(viii)	on December 5, 2002, Post-Effective Amendment No. 7 to the 1997 Registration on Form S-1 was filed with the SEC and declared effective by the SEC on January 3. 2003;

(ix)
on May 15, 2003, a registration statement on Form S-1, for the registration of an additional $300,000,000 in Units was filed with the SEC and declared effective by the SEC on July 2, 2003 (SEC File No. 333-105282) (the “2003 Registration”);

(x)	on February 7, 2004, Post-Effective Amendment No. I to the 2003 Registration Statement on Form S-1 was filed with the SEC and declared effective by the SEC on April 2, 2004;

(xi)
On October 6, 2004, a registration statement on Form S-1, for the registration of an additional $500,000,000 in Units, was filed with the SEC and was declared effective by the SEC on November 1, 2004 (SEC File No. 333-119560) (the “2004 Registration “);

(xii)	on June 24, 2005, Post-Effective Amendment No. 1 to the 2004 Registration Statement on Form S-1 was filed with the SEC and declared effective by the SEC shortly thereafter;

(xiii)	on July 12, 2005, Post-Effective Amendment No. 2 to the 2004 Registration Statement on Form S-1 was filed with the SEC, which was declared effective August 1, 2005;

(xiv)
on September 19, 2007, a registration statement on Form S-1 for the registration of an additional $81,120,000 in Units was filed with the SEC, was subsequently amended on November 29, 2007 on Form S-1/A, and was declared effective on  December 4, 2007 (SEC File No. 333-146177) (the “2007 Registration”);

(xv)	on April 18, 2008, Post-Effective Amendment No. 1 to the 2007 Registration was filed and declared effective by the SEC on May 1, 2008; and

(xvi)	on October 6, 2008, Post-Effective Amendment No. 2 to the 2007 Registration was filed and declared effective by the SEC on November , 2008.

(b)
Copies of the preliminary prospectus contained in each of the Registration Statements referred to in Sections 1(a)(i) - (xvi) above and copies of the final prospectuses thereto have also been, or will be, filed with (i) the CFTC under the CEAct and the rules and regulations promulgated thereunder by the CFTC (the “CFTC Rules”); and (ii) the NFA in accordance with NFA Compliance Rule 2-13. Copies of each of the Registration Statements referred to in Sections 1(a)(i)-(xvi) have also been filed with the Financial Industry Regulatory Authority (“FINRA”) pursuant to its rules.

(c)
The Registration Statement referred to in Section 1(a)(xiv) and the prospectus included therein are hereinafter called the “Registration Statement” and the “Prospectus,” respectively, except that if the Trust files a post-effective amendment to the Registration Statement, then the term “Registration Statement” shall, from and after the filing of each such amendment, refer to the applicable Registration Statement, as amended by such amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the SEC as part of the applicable Registration Statement; and if a prospectus as first issued in compliance with the SEC Regulations shall differ from the prospectus on file at the time the applicable Registration Statement or any amendment thereto shall have become effective, the term “Prospectus” shall refer to the prospectus most recently so issued from and after the date on which it shall have been issued, including any amendment or supplement thereto. The Trust will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus unless the Lead Selling Agent has received reasonable prior notice of and a copy of such amendments or supplements and has not reasonably objected thereto in writing.

(d)
The Trust will not utilize any promotional brochure or other marketing materials (collectively, “Promotional Material”), including “Tombstone Ads” or other communications qualifying under Rule 134 of the SEC Regulations, which are reasonably objected to by the Lead Selling Agent. No reference to the Lead Selling Agent may be made in the Registration Statement, Prospectus or in any Promotional Material which has not been approved by the Lead Selling Agent, which approval the Lead Selling Agent may withhold in its reasonable discretion. The Trust will file all Promotional Material with FINRA, and will not use any such Promotional Material to which FINRA has not stated in writing that it has no objections.

(e)
The Amended and Restated Certificate of Trust pursuant to which the Trust has been formed (the “Certificate of Trust”) and the Trust’s Eighth Amended and Restated Declaration and Agreement of Trust (the “Declaration and Agreement of Trust”) each provides for the subscription for and sale of the Units; all action required to be taken by the Managing Owner and the Trust as a condition to the continued sale of the Units to qualified subscribers therefore has been, or prior to each Closing Time, as defined in Section 3(a) hereof, will have been taken; and, upon payment of the consideration therefore specified in all accepted Subscription Agreements and Powers of Attorney (the “Subscription Agreement”), the Units will constitute valid beneficial interests in the Trust.

(f)
The Trust is a business trust duly organized pursuant to the Certificate of Trust, the Declaration and Agreement of Trust and the Trust Act and validly existing under the laws of the State of Delaware with full power and authority to engage in the trading of futures, options on futures, and spot/forward contracts, as described in the Prospectus.

(g)
RJOFM is duly organized and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and in good standing as a foreign corporation in each other jurisdiction in which the nature or conduct of its businesses requires such qualification and the failure to so qualify would materially adversely affect the Trust’s or the Managing Owner’s ability to perform their obligations hereunder.

(h)
The Trust and RJOFM have proper power and authority under applicable law to perform their respective obligations under the Declaration and Agreement of Trust, the Escrow Agreement relating to the offering of the Units (the ‘‘Escrow Agreement”), the agreements among the Trust, the Managing Owner and each Trading Advisor (the “Trading Advisor Agreements”) and this Agreement, as described in the Registration Statement and Prospectus.

(i)
The Registration Statement and Prospectus contain all statements and information required to be included therein by the CEAct and the rules and regulations thereunder. When the Registration Statement becomes effective under the 1933 Act, the Registration Statement and Prospectus will have complied in all material respects with the requirements of the 1933 Act, the CEAct and the rules and regulations under such Acts. The Registration Statement as of its most recent effective date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its most recent date of issue will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. This representation and warranty shall not, however, apply to any statement or omission in the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to the Trading Advisors and furnished by such Trading Advisors; or with respect to any information contained in the prior versions of the Registration Statements and Prospectuses, referenced in (a)(i)-(xiii), above.

(j)
With respect to RJOFM, KPMG LLP arc the accountants who audited the financial statements filed with the SEC as part of the Registration Statement. They are the independent public accountants with respect to the Managing Owner as required by the 1933 Act and the SEC Regulations; and with respect to the Trust, CF & Co, LLP are the accountants who audited the financial statements filed with the SEC as part of the Registration Statement and are the independent public accountants with respect to the Trust as required by the 1933 Act and the SEC Regulations.

(k)
The financial statements filed as part of the Registration Statement and those included in the Prospectus present fairly the financial position of the Trust and of the Managing Owner as of the dates indicated; and said financial statements have been prepared in conformity with generally accepted accounting principles (as described therein), or, in the case of unaudited financial statements, in substantial conformity with generally accepted accounting principles, applied on a basis which is consistent in all material respects for each balance sheet date presented.

(l)
Since the date as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change not already known in the condition, financial or otherwise, of the Managing Owner or the Trust, whether or not arising in the ordinary course of business.

(m)
The Managing Owner at each Closing Time will have a net worth sufficient in amount and satisfactory in form, for classification of the Trust as a partnership for federal income tax purposes under current interpretations of the Internal Revenue Code of 1954 and the Internal Revenue Code of 1986, as amended (collectively, the “Code”), and the regulations thereunder.

(n)
The Trading Advisory Agreements, the Declaration and Agreement of Trust, the Escrow Agreement and this Agreement have each been duly and validly authorized, executed and delivered by the Managing Owner and on behalf of the Trust, and each constitutes a legal, valid and binding agreement of the Trust and the Managing Owner signatory thereto enforceable in accordance with its terms.

(o)
The execution and delivery of the Declaration and Agreement of Trust, the Escrow Agreement, the Customer Agreement, the Trading Advisory Agreement and this Agreement, the incurrence of the obligations set forth in each of such agreements and the consummation of the transactions contemplated therein and in the Prospectus do not and will not constitute a breach of, or default under, any instrument by which either the Managing Owner or the Trust, as the case may be, is bound or any order, rule or regulation applicable to the Managing Owner or the Trust of any court or any governmental body or administrative agency having jurisdiction over the Managing Owner or the Trust.

(p)
There is not pending, or, to the Managing Owner’ knowledge, threatened, any action, suit or proceeding before or by any court or other governmental body to which the Managing Owner or the Trust is a party, or to which any of the assets of the Managing Owner or the Trust is subject, which is not referred to in the Prospectus or which is not otherwise known, and which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), of the Managing Owner or the Trust or is required to be disclosed in the Prospectus pursuant to applicable CFTC Rules. The Managing Owner has not received any notice of an investigation or warning letter from NFA or the CFTC regarding non-compliance by the Managing Owner with the CEAct or the regulations thereunder.

(q)
The Managing Owner has all federal and state governmental, regulatory and commodity exchange approvals and licenses, and has effected all filings and registrations with federal and state governmental agencies required to conduct its businesses and to act as described in the Registration Statement and Prospectus or required to perform its obligations as described under the Declaration and Agreement of Trust and this Agreement (including, without limitation, registration as a commodity pool operator under the CEAct and membership in NFA as a commodity pool operator), and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or any agreement, order, law or regulation binding upon it. The principals of the Managing Owner identified in the Registration Statement are all of the principals of the Managing Owner, as “principals” is defined by CFTC Rules. Such principals are duly listed as such on the Managing Owner’s commodity pool operator Form 7-R registration.

(r)
The Trust does not require any federal or state governmental, regulatory or commodity exchange approvals or licenses, or need to effect any filings or registrations with any federal or state governmental agencies in order to conduct its businesses and to act as contemplated by the Registration Statement and Prospectus and to issue and sell the Units (other than filings relating solely to the offering of the Units), and to trade in the commodity markets.

SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE LEAD SELLING AGENT.

The Lead Selling Agent represents and warrants to the Trust and the Managing Owner, as follows:

(a)
The Lead Selling Agent is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and in good standing and qualified to do business in the State of Illinois and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect the Lead Selling Agent’s ability to perform its obligations hereunder. The Lead Selling Agent has full corporate power and authority to perform its obligations under this Agreement and as described in the Registration Statement and Prospectus.

(b)
As to the Lead Selling Agent and its principals (i) the Registration Statement (with respect to the information relating to the Lead Selling Agent furnished to the Managing Owner) as of its effective date did not and will not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus (as approved in pertinent part by the Lead Selling Agent) at its date of issue did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made.

(c)
The Lead Selling Agent has, or, at the date of this Agreement, is in the process of acquiring all federal and state governmental, regulatory and exchange licenses and approvals, and has effected all filings and registrations with federal and state governmental and regulatory agencies required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its obligations under the this Agreement (including, without limitation, membership of the Lead Selling Agent as a dealer in FINRA), and the performance of such obligations will not violate or result in a breach of any provision of the Lead Selling Agent’s organizational documents, by-laws or any agreement, instrument, order, law or regulation binding upon the Lead Selling Agent.

(d)
This Agreement has been duly authorized, executed and delivered by the Lead Selling Agent, and this Agreement constitutes a valid, binding and enforceable agreement of the Lead Selling Agent in accordance with its terms.

(e)
The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and therein and the consummation of the transactions contemplated herein and therein and in the Prospectus did not and will not constitute a breach of, or default under, any instrument by which the Lead Selling Agent is bound or any order, rule or regulation applicable to the Lead Selling Agent of any court or any governmental body or administrative agency having jurisdiction over the Lead Selling Agent.

SECTION 3.	OFFERING AND SALE OF UNITS.

(a)
The Lead Selling Agent is hereby appointed the principal selling agent of the Trust during the term specified for the purpose of finding acceptable Additional Selling Agents that are duly registered as a broker-dealer in each jurisdiction in which such broker-dealer will markets Units. Units may be sold as of the close of business on the last day of each month on a continuous basis until the maximum amount of Units that are registered are sold (the “Offering Period”; and the date of each Closing, each a ‘‘Closing Time”). The Managing Owner may terminate the Offering Period at any time subject to the performance by the Managing Owner of all its obligations to be performed hereunder.  Based on the completeness and accuracy in all material respects of all the representations and warranties of the Managing Owner contained herein, the Lead Selling Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to retain qualified Additional Selling Agents to procure subscribers for the Units at the current net asset value (the Net Asset Value”) per Unit, with each such subscriber procured by said Additional Selling Agents being required to subscribe for at least $5,000 of Units, $2,000 of Units in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts and $1,000 of Units in the case of existing holders of Units (“Unitholders”). It is understood that the Lead Selling Agent’s agreement to use its best efforts to find acceptable Additional Selling Agents for the Units shall not prevent it from acting in a similar capacity for the securities of other issuers which may be offered or sold during the Offering Period. The agency of the Lead Selling Agent hereunder shall continue, subject to the provisions of Section 10 of this Agreement, for such period as the Lead Selling Agent and the Managing Owner shall agree upon.

(b)
No selling commissions will be paid from the proceeds of sales of Units. The Lead Selling Agent will compensate its own duly licensed registered representatives (the “Registered Representatives”) pursuant to the Lead Selling Agent’s standard compensation procedures. The Lead Selling Agent will cause the Managing Owner in its capacity as the paying agent or the paying agent’s designee to pay Additional Selling Agents selling commissions of up to 2.0% of the Net Asset Value of each Class A Unit sold by the Registered Representative of each such Additional Selling Agent (the “Selling Commission”). The Managing Owner will pay the Selling Commission at such time as the Units are sold and will be reimbursed by the Trust at a rate of 1/12 of 2.35% of the Net Asset Value of each Class A Unit on a monthly basis until the earlier of (i) such time as the Managing Owner has been reimbursed up to 2.35% of the initial Net Asset Value of the Units or (ii) such time as the respective Units have been held for 12 months (the “Selling Commission Reimbursement”).  No selling commission will be paid with respect to Class B Units.  The Lead Selling Agent will cause the payment of up to 2.0% per annum of the month-end Net Asset Value of the Class A Units attributable to Class A Units sold by a Registered Representative of the Additional Selling Agent to the Registered Representative who, at the time such payment is made, has agreed to provide the additional services described below beginning in the month in which the Managing Owner no longer receives the Selling Commission Reimbursement pursuant to the 4th sentence of this Section 3(b).

(c)
The ongoing compensation described in Section 3(b) will only be paid to eligible Registered Representatives and is contingent upon the provision by a Registered Representative who sold outstanding Units in his capacity as a registered representative of the Additional Selling Agent of additional services in connection with such Units, including: (i) inquiring of the Managing Owner from time to time, at the request of an owner of such Units, as to the Net Asset Value of a Unit; (ii) inquiring of the Managing Owner from time to time, at the request of an owner of such Units, regarding the commodities markets and the Trust; (iii) assisting, at the request of the Managing Owner, in the redemption of Units sold by such Registered Representative; and (iv) providing such other services to the owners of such Units as the Managing Owner may, from time to time, reasonably request.

(d)
Ongoing compensation shall be paid only in respect of Units sold by Registered Representatives who are eligible to receive such ongoing compensation as described above. No ongoing compensation whatsoever shall be paid on any Units sold by Registered Representatives not eligible to receive such ongoing compensation at the time of payment. With respect to particular Units substitute Registered Representatives who are appropriately registered and who agree in writing to perform the services described in Section 3(b) above with respect to such Units (“Substitute Registered Representatives”) may also receive ongoing compensation with respect to such Units.  Such ongoing compensation shall be paid monthly.

(e)	Payment of such ongoing compensation shall be limited to the maximum amount permissible pursuant to FINRA Rule 2810.

(f)
Ongoing compensation which cannot be paid because an Additional Selling Agent (or a Registered Representative) has not met the eligibility requirements shall he retained by the Lead Selling Agent or the Managing Owner.

(g)
The Lead Selling Agent will use its best efforts to find eligible Additional Selling Agents to market the Units on the terms stated herein and in the Registration Statement and Prospectus. It is understood that the Lead Selling Agent has no commitment with regard to the appointment of Additional Selling Agents other than to use its best efforts. In connection with the appointment of Additional Selling Agents, the Lead Selling Agent represents that it will comply fully with all applicable laws, and the rules of FINRA, the SEC, the CFTC, state securities administrators and any other regulatory body. In particular, and not by way of limitation, the Lead Selling Agent represents and warrants that it is aware of FINRA Rule 2810 and that it will comply fully with all the terms thereof in connection with the offering and sale of the Units. The Lead Selling Agent shall cause the Additional Selling Agents that it shall appoint to not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

(h)
The Lead Selling Agent shall cause any Additional Selling Agents that it shall appoint to agree not to recommend the purchase of Units to any subscriber unless the Additional Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber’s investment objectives, other investments, financial situation and needs, that the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Trust, including tax benefits described in the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Trust, including loss of investment and lack of liquidity; and the Units are otherwise a suitable investment for the subscriber. The Lead Selling Agent shall cause any Additional Selling Agent that it shall appoint to maintain files of information disclosing the basis upon which the Additional Selling Agent determined that the suitability requirements of FINRA Rule 2810 were met as to each subscriber (the basis for determining suitability may include the Subscription Agreements and other certificates submitted by subscribers). The Lead Selling Agent represents and warrants that it has reasonable grounds to believe, based on information in the Prospectus and information to which the Lead Selling Agent has otherwise had access from RJOFM, that all material facts relating to an investment in the Units are adequately and accurately disclosed in the Prospectus. In connection with making the foregoing representations and warranties, the Lead Selling Agent further represents and warrants that it has, among other things, examined the following sections in the Prospectus and obtained such additional information from RJOFM regarding the information set forth thereunder as the Lead Selling Agent has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Trust and provides an adequate basis to subscribers for evaluating an investment in the Units:

(i)	“Summary”

(ii)	“The Risks You Face”

(iii)	“How the Trust Works “

(iv)	“The Trading Advisors”

(v)	“The Managing Owner”

(vi)	“Charges”

(vii)	“Redemptions”

(viii)	“Net Asset Value”

(ix)	“Conflicts of Interest”

(x)	“The Trust and the Trustee”

(xi)	“Tax Consequences”

(xii)	“Plan of Distribution”

(i)	In connection with making the representations and warranties set forth in this paragraph, the Lead Selling Agent has not relied on inquiries made by or on behalf of any other parties.

(j)
The Lead Selling Agent agrees to cause any Additional Selling Agents that it may appoint to inform all prospective purchasers and marketers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

(i)
None of the Lead Selling Agent, the Trust or the Managing Owner shall, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units shall not be prohibited hereby.

(k)
All payments for subscriptions shall be made by transfer of funds to the escrow account of the Trust as described in the Prospectus, provided that any such arrangements, must comply in all relevant respects with SEC Regulations 10b-9 and I5c2-4.

(l)
Upon the reasonable request of the Lead Selling Agent, RJOFM agrees to cause its counsel to prepare and deliver to the Lead Selling Agent a Blue Sky Survey which shall set forth, for the guidance of the Lead Selling Agent, in which United States jurisdictions the Units may be offered and sold. It is understood and agreed that the Lead Selling Agent may rely, in connection with the offering and sale of Units in any jurisdiction, on advice given by such counsel as to the legality of the offer or sale of the Units in such jurisdiction, provided, however, that the Lead Selling Agent, and Additional Selling Agent shall be responsible for compliance with all applicable laws, rules and regulations with respect to the actions of its employees, acting as such, in connection with sales of Units in any jurisdiction.

SECTION 4.	COVENANTS OF THE MANAGING OWNER.

(a)
The Managing Owner will notify the Lead Selling Agent and confirm such notification in writing (i) when any amendment to the Registration Statement shall have become effective, (ii) of the receipt of any comments from the SEC, CFTC or any other federal or state regulatory body with respect to the Registration Statement, (iii) of any request by the SEC, CFTC or any other federal or state regulatory body for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto and (iv) of the issuance by the SEC, CFTC or any other federal or state regulatory body of any order suspending the effectiveness of the Registration Statement under the 1933 Act, the CFTC registration or NFA membership of the Managing Owner as a commodity pool operator, or the registration of Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or of the institution, or notice of the intended institution, of any action or proceeding for that purpose.

(b)
The Managing Owner will deliver to the Lead Selling Agent, as soon as available, a signed copy of each amendment to the Registration Statement as originally filed and the exhibits thereto, and will also deliver to the Lead Selling Agent such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Lead Selling Agent shall reasonably require.

(c)
The Managing Owner will deliver to the Lead Selling Agent as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Lead Selling Agent and Additional Selling Agents may reasonably request for the purposes contemplated by the 1933 Act or the SEC Regulations.

(d)
During the period when the Prospectus is required to be delivered pursuant to the 1933 Act, the Managing Owner and the Trust will use best efforts to comply with all requirements imposed upon them by the 1933 Act and the CEAct, each as now and hereafter amended, and by the SEC Regulations and rules and regulations of the CFTC, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Units during such period in accordance with the provisions hereof and as set forth in the Prospectus.

(e)
If any event relating to or affecting the Managing Owner or the Trust shall occur as a result of which it is necessary, in the reasonable opinion of the Managing Owner or the Lead Selling Agent, to amend or supplement the Prospectus in order to make the Prospectus not materially misleading in light of the circumstances existing at the time it is delivered to a subscriber, the Managing Owner and the Trust will forthwith prepare and furnish to the Lead Selling Agent, at the expense of the Managing Owner, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus which will amend or supplement the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a subscriber, not misleading. No such amendment or supplement shall be filed without the approval of the Lead Selling Agent and their counsel.

(f)
The Managing Owner will use best efforts to qualify the Units for offer and sale under applicable securities or “Blue Sky” laws and continue such qualification throughout the Offering Period, provided that in no event shall the Managing Owner or the Trust be obligated to (1) take any action which would subject it to service of process in suits other than those arising out of the offering or sale of the Units, or taxes, in any jurisdiction where any of them is not now so subject, (ii) change any material term in the Registration Statement, or (iii) expend a sum of money considered unreasonable by RJOFM.

SECTION 5.	PAYMENT OF EXPENSES AND FEES.

RJOFM, as necessary, will advance the expenses incident to the performance of the obligations of the Managing Owner and the Trust hereunder, including: (i) the printing and delivery to the Lead Selling Agent and Additional Selling Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of the Prospectus and any supplements or amendments thereto, and of any supplemental sales materials; (ii) the reproduction of this Agreement and the printing and filing of the Registration Statement and the Prospectus (and, in certain cases, the exhibits thereto) with the SEC, CFTC and NFA; (iii) the qualification of the Units under the securities or “Blue Sky” laws in the various jurisdictions, including filing fees and the fees and disbursements of RJOFM’s counsel incurred in connection therewith; (iv) the services of counsel and accountants for RJOFM and the Trust, including certain services of CF & Co LLP in connection with their review of the performance records in the Prospectus; (v) the printing or reproduction and delivery to the Lead Selling Agent of such number of copies as it may reasonably request of the Blue Sky Survey; and (vi) “road show” presentations.

The Managing Owner and the Lead Selling Agent are each aware of the limitations imposed by FINRA Rule 2810 on the aggregate compensation which may be received by the Lead Selling Agent in connection with the offering and sale of the Units registered after October 2004. The Lead Selling Agent will in no event make any payments to its own Registered Representatives or cause any payments to be made to any Additional Selling Agents, which in the aggregate would exceed 10% of the gross proceeds raised at the time of the offering.

SECTION 6.	CONDITIONS OF CLOSING.

The obligations of each of the parties hereunder are subject to the accuracy of the representations and warranties of the other parties hereto, to the performance by such other parties of their respective obligations hereunder and to the following further conditions:

(a)
At each Closing Time no order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceeding therefor initiated or threatened by the SEC and no objection to the content thereof shall have been expressed or threatened by the CFTC or NFA.

(b)
Upon the request of any party hereto, the parties hereto shall have been furnished with such information, opinions and documents as the parties hereto may reasonably require for the purpose of enabling them to perform their respective obligations contemplated herein.

(c)	The representations and warranties set forth herein shall be deemed restated as of each Subsequent Closing Time as if made as of the date thereof.

SECTION 7.	INDEMNIFICATION AND EXCULPATION.

(a)
Indemnification By The Managing Owner. The Managing Owner agrees to indemnify and hold harmless the Lead Selling Agent and each person, if any, who controls the Leading Selling Agent within the meaning of Section 15 of the 1933 Act, as follows:

(i)
against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(ii)
against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (any settlement to be subject to indemnity hereunder only if effected with the written consent of the Managing Owner); and

(iii)
against any and all expense whatsoever (including the fees and disbursements of counsel and, in the case of the Lead Selling Agent, or Additional Selling Agent made pursuant to a Additional Selling Agent Agreement) reasonably incurred in investigating, preparing or defending against litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

In no case shall the Managing Owner be liable under this indemnity to the Lead Selling Agent if such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information relating to the Lead Selling Agent and furnished or approved by the Selling Agent, or to any Additional Selling Agent, if such untrue statement or alleged untrue statement was made in reliance upon and in conformity with information (including any material omission from such information), if any, relating to, such Additional Selling Agent and furnished or approved by such party.

In no case shall the Managing Owner be liable under this indemnity agreement with respect to any claim made against any indemnified party unless the Managing Owner shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Managing Owner shall not relieve the Managing Owner from any liability which they may have than on account of this indemnity agreement unless such failure to notify shall materially prejudice the Managing Owner. The Managing Owner shall be entitled to participate at their own expense in the defense or if they so elect within a reasonable time after receipt of such notice, to assume the defense of that portion of any suit so brought relating to the Managing Owner’s indemnification obligations hereunder, which defense shall be conducted by counsel chosen by them and satisfactory to the indemnified party or parties, defendant or defendants therein. In the event that the Managing Owner elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties, defendant or defendants in the suit, shall, in the absence of conflicting claims, bear the fees and expenses of any additional counsel thereafter retained by it or them.

In no event, however, shall the Managing Owner be obligated to indemnify the Lead Selling Agent hereunder, and the Lead Selling Agent agrees not to attempt to obtain any indemnity from the Managing Owner hereunder, to the extent that the Managing Owner and the Lead Selling Agent are advised by counsel reasonably satisfactory to the Managing Owner and the Lead Selling Agent that payment of such indemnity could adversely affect the classification of the Trust as a partnership for Federal income tax purposes.

The Managing Owner agrees to notify the Lead Selling Agent within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or any of its officers or directors or any person who controls either of the Managing Owner within the meaning of Section 15 of the 1933 Act.

(b)
Indemnification By The Lead Selling Agent. The Lead Selling Agent agrees to indemnify and hold harmless the Trust and the Managing Owner and each person, if any, who controls the Trust and the Managing Owner within the meaning of Section 15 of the 1933 Act (and in the case of the Managing Owner and the Trust, each person who signed the Registration Statement or is a director of the Managing Owner), (i) to the same extent as the indemnity from the Managing Owner set forth in 10(a) hereof, but only insofar as the losses, claims, damages, liabilities or expenses indemnified against arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to the Lead Selling Agent or any of its principals, or their operations, which was made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and furnished by or approved by the Lead Selling Agent for inclusion therein and (ii) against any and all loss, liability, claim, damage and expense whatsoever resulting from a demand, claim, lawsuit, action or proceeding relating to the actions or capacities of the Lead Selling Agent (including a breach of its obligations hereunder) and any Additional Selling Agent relating to the offering of Units under this Agreement or any Additional Selling Agent Agreement.

(c)
Contribution. If the indemnification provided for in this Section 7 is not permitted under applicable law under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by such parties.

SECTION 8.	STATUS OF PARTIES.

In selling the Units for the Trust, the Lead Selling Agent is acting solely as an agent for the Trust and not as a principal. The Lead Selling Agent will use its best efforts to assist the Trust in obtaining performance by each purchaser whose offer to purchase Units from the Trust has been accepted on behalf of the Trust, but the Lead Selling Agent shall not have any liability to the Trust in the event that Subscription Agreements are improperly completed or any such purchase is not consummated for any reason. Except as specifically provided herein, the Lead Selling Agent shall in no respect be deemed to be an agent of the Trust.

SECTION 9.	REPRESENTATIONS. WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Lead Selling Agent, the Managing Owner, the Trust or any person who controls any of the foregoing.

SECTION 10.	TERMINATION.

(a)
This Agreement shall terminate on the earlier of (i) such date as the Lead Selling Agent may determine by giving 30 days’ prior written notice to the other parties to this Agreement, (ii) such date as the Trust may determine by giving 30 days’ prior written notice to the Lead Selling Agent or, without such notice, upon termination of the offering of the Units or (iii) by the Trust, without notice, upon breach by the Lead Selling Agent of, or non-compliance by the Lead Selling Agent with, any material term of this Agreement.

(b)	The termination of this Agreement for any reason set forth in Sections 10(a)(i) or 10(a)(ii) shall not affect:

(i)	the ongoing obligations of the Trust to pay selling commissions, ongoing compensation or installment selling commissions accrued prior to the termination hereof, or

(ii)
the indemnification obligations under Section 7 hereof. In the event this Agreement is terminated pursuant to Section 10(a)(iii), the Managing Owner may withhold accrued but unpaid selling commissions and ongoing compensation or installment selling commissions due the Lead Selling Agent until the Trust has been put in the same financial position as it would have been absent such breach or non-compliance.

SECTION 11.	ASSIGNMENT.

This Agreement may be transferred and assigned by any party hereto only with the prior express written consent of all other parties. The Lead Selling Agent may transfer and assign any agreement with an Additional Selling Agent only with the prior express written consent of the Additional Selling Agent that is a party to that agreement and of the Managing Owner.

SECTION 12.	NOTICES AND AUTHORITY TO ACT.

All communications hereunder shall be in writing and, if sent to the Lead Selling Agent, RJOFM, the Futures Broker or the Trust, shall be mailed, delivered or telegraphed and confirmed to it at R.J. O’Brien Fund Management, LLC., 222 S. Riverside Plaza Suite 900, Chicago, Illinois 60606, Attention Annette A. Cazenave; with a copy to Alston & Bird LLP, 90 Park Avenue, New York, New York  10016, Attention Timothy P. Selby.

SECTION 13.	PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Lead Selling Agent, the Trust, the Managing Owner, and the Futures Broker, and such parties’ respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser of a Unit shall be considered to be a successor or assign solely on the basis of such purchase.

The parties acknowledge that the obligations of this Agreement are not binding against the Unitholders individually but are binding only upon the assets and property of the Trust, and in the event of any obligation or claim arising hereunder against the Trust, no resort shall he had to the personal property of any Unitholder for the satisfaction of such obligation or claim.

SECTION 14.	GOVERNING LAW.

This agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of Illinois without regard to the principles of choice of law thereof.

SECTION 15.	REQUIREMENTS OF LAW.

Whenever in this Agreement it is stated that a party will take or refrain from taking a particular action, such party may nevertheless refrain from taking or take such action if advised by counsel that doing so is required by law or advisable to ensure compliance with law, and shall not be subject to any liability hereunder for doing so, although such action shall permit termination of the Agreement by the other parties hereto.

If the foregoing is in accordance with each party’s understanding of its agreement, each party is requested to sign and return to RJOFM as Managing Owner a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us in accordance with its terms.

SECTION 16.	EXHIBITS

(a)	EXHIBIT A: R.J. O’Brien Securities LLC Privacy Policy

(b)	EXHIBIT B: R.J. O’Brien Securities LLC Business Continuity Plan Summary

Very truly yours,

RJO  GLOBAL TRUST

By: R.J. O’Brien Fund Management, LLC, its
Managing Owner

By:________________________________
Name:  Annette A. Cazenave
Title:  Managing Owner

R.J. O’BRIEN SECURITIES, LLC

By:________________________________
Name:  Colleen M. Knupp
Title:  President

R.J. O’BRIEN FUND MANAGEMENT, LLC

By:________________________________
Name:
Title:

EXHIBIT A

R.J. O’Brien Securities, LLC

PRIVACY POLICY

Respecting the privacy and security of personal information is important to us. Please read this Privacy Policy carefully.

We do not disclose any nonpublic personal information about our customers or former customers to anyone, except as permitted by law.

Collection of Information

We collect nonpublic personal information about you from the following sources:

-	Information we receive from you on applications or other forms;
-	Information about your transactions with us, our affiliates or others; and
Information we receive from a consumer reporting agency.
-	Information Sharing with Nonaffiliated Third Parties as Permitted by Law

We are permitted by law to share all the information we collect, as described above, with (1) companies that perform marketing services on our behalf and (2) other third parties that assist us with preparing and processing orders and statements.

Confidentiality and Security

We restrict access to nonpublic personal information about you to those employees who need to know that information to provide products or services to you. We maintain physical, electronic and procedural safeguards that are designed to protect your nonpublic information.

EXHIBIT B

R.J. O’Brien Securities, LLC’s Business Continuity Planning

R.J. O’Brien Securities, LLC has developed a Business Continuity Plan on how we will respond to events that significantly disrupt our business. Since the timing and impact of disasters and disruptions is unpredictable, we will have to be flexible in responding to actual events as they occur. With that in mind, we are providing you with this information on our business continuity plan.

Contacting Us – If after a significant business disruption you cannot contact us as you usually do at (312) 373-5000, you should call our alternative number (312) 451-6830.

Our Business Continuity Plan – We plan to quickly recover and resume business operations after a significant business disruption and respond by safeguarding our employees and property, making a financial and operational assessment, protecting the firm’s books and records, and allowing our customers to transact business. In short, our business continuity plan is designed to permit our firm to resume operations as quickly as possible, given the scope and severity of the significant business disruption.

Our business continuity plan addresses: data back up and recovery; all mission critical systems; financial and operational assessments; alternative communications with customers, employees, business constituents, and regulators; alternate physical location of employees; critical supplier, contractor, bank and counter-party impact; and regulatory reporting.

Varying Disruptions – Significant business disruptions can vary in their scope, such as only our firm, a single building housing our firm, the business district where our firm is located, the city where we arc located, or the whole region. Within each of these areas, the severity of the disruption can also vary from minimal to severe. In a disruption to only our firm or a building housing our firm, we will transfer our operations to a local site when needed and expect to recover and resume business within one day. In a disruption affecting our business district, city, or region, we will transfer our operations to a site outside of the affected area, and recover and resume business within 2 days. In either situation, we plan to continue in business, and notify you through telephone or email with information on how to contact us. If the significant business disruption is so severe that it prevents us from remaining in business, we will assure our customer’s prompt access to their funds and securities.

For more information – If you have questions about our business continuity planning, you can contact us at 312-373-5000 or at info@rjosecurities.com